AMENDMENT NO. 2 TO THE SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 2 TO THE SUBSCRIPTION AGREEMENT, effective as of this 16TH day of December, 2007, is made to that certain Subscription Agreement dated January 23, 2007, as amended by Amendment No. 1 on July 20, 2007 (“Agreement”), by and between ASIA TIME CORPORATION (f/k/a SRKP 9, Inc.), a Delaware corporation (the “Company”) and certain purchasers (each an “Investor” and together the “Investors”) of the Series A Convertible Preferred Stock (the “Series A Stock”) of the Company, sold in that certain private placement (“Private Placement”) conducted by the Company. Terms not defined in this Amendment shall have such meanings as set forth in the Agreement.

RECITALS

WHEREAS, each of the undersigned Investors and the Company entered into the Agreement providing for, among other things, registration rights for the Common Stock underlying the Shares;

WHEREAS, the Company, pursuant to Section 4 of the Agreement, agreed to use its reasonable best efforts to cause the Registration Statement to become effective within one hundred eighty (180) days after the Closing Date if the Registration Statement is subject to a full review by the SEC;

WHEREAS, Section 5.4 of the Agreement states that the terms of Section 4 of the Agreement may be amended without the consent or approval of all of the Subscribers so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for Shares in the Offering and at least holders of a majority of the Shares sold in the Offering have given their approval of such amendment, which approval shall be binding on all holders of Shares; and

WHEREAS, the undersigned Investors hold an aggregate number of Shares that is more than a majority of the Shares sold in the Offering and each of the undersigned Investors and the Company desire to amend Section 6 of the Agreement such that the Company shall use its reasonable best efforts to cause the Registration Statement to become effective on or before March 31, 2008.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree amend the Agreement as follow:

AGREEMENT

1.	Section 4.1 of the Agreement is hereby amended and restated as follows:

4.1 Registration Requirement. Subject to the terms and limitations hereof, the Company shall file a registration statement on Form SB-2 or other appropriate registration document under the Act (the “Registration Statement”) for resale of the Common Stock underlying the Shares, all shares held by the shareholders of the Company, excluding shares held by the Westpark Affiliates, immediately prior to the Close (the “Registrable Securities”) and shall use its reasonable best efforts to maintain the Registration Statement effective for a period of twenty-four (24) months at the Company’s expense (the “Effectiveness Period”). The Company shall register the Shares in such a Registration Statement no later than thirty (30) days after the Closing Date (the “Registration Filing Date”), and shall use reasonable best efforts to cause such Registration Statement to become effective on or before March 31, 2008. Subject to the conditions and limitations hereof, including the limitations set forth in Section 4.2, the Company’s failure to satisfy the obligations specified in the immediately preceding sentence shall require the Company to make a cash payment, as liquidated damages, to the Subscriber of 0.0333% of the Purchase Price of the Shares sold to the Subscriber under this Subscription Agreement for each business day of such failure. For the avoidance of doubt, any right to receive such cash payment shall be Subscriber’s sole and exclusive remedy for the failure of the Company to satisfy the obligations under this Section 4.1.

2.	Except as amended herein, the Agreement shall remain in full force and effect.

3.    This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ASIA TIME CORPORATION

By:	/s/ Kwong Kai Shun
Name: Kwong Kai Shun
Title: Chief Executive Officer

INVESTOR

Name of Investor:

Name of Signatory:

Title of Signatory:

Address:

Telephone:
Facsimile: